Exhibit 4.1

[Execution]

AMENDMENT NO. 1 TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Amendment No. 1”), dated as of October 10, 2005, by and among J. Crew Operating Corp., a Delaware corporation (“Operating”), J. Crew Inc., a New Jersey corporation (“J. Crew”), Grace Holmes, Inc., a Delaware corporation doing business as J. Crew Retail (“Retail”), H.F.D. No. 55, Inc., a Delaware corporation doing business as J. Crew Factory (“Factory”, and together with J. Crew, Retail and Operating, each individually a “Borrower” and collectively, “Borrowers”), J. Crew Group, Inc., a New York corporation (“Parent”), J. Crew International, Inc. (“JCI”), and J. Crew Intermediate LLC, a Delaware limited liability company (“Intermediate”, and together with Parent and JCI, each individually a “Guarantor” and collectively, “Guarantors”), the parties from time to time to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”) and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation, a national banking association, in its capacity as administrative agent and collateral agent for Lenders pursuant to the Loan Agreement (in such capacity, “Agent”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated December 23, 2004, by and among Agent, Lenders, Borrowers and Guarantors (as the same is amended and supplemented hereby and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the “Financing Agreements”);

WHEREAS, Parent has formed or intends to form J. Crew Group, Inc., a Delaware corporation, as a new wholly-owned subsidiary of Parent (“J. Crew Delaware” as hereinafter further defined), and Parent intends to merge with and into J. Crew Delaware, with J. Crew Delaware as the surviving corporation and Intermediate intends to merge with and into J. Crew Delaware, with J. Crew Delaware as the surviving corporation;

WHEREAS, in connection with the transactions described above, Borrowers and Guarantors have requested that Agent and Lenders consent thereto and agree to certain amendments to the Financing Agreements; and

WHEREAS, Agent and Lenders are willing to so consent and agree to such amendments to the extent, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:

(a) “Amendment No. 1” shall mean this Amendment No. 1 to Amended and Restated Loan and Security Agreement by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced.

(b) “Intermediate Merger” shall mean the merger by Intermediate with and into J. Crew Delaware, with J. Crew Delaware as the surviving corporation, pursuant to the Intermediate Merger Documents.

(c) “Intermediate Merger Documents” shall mean, collectively, the Agreement of Merger, dated on or before the Intermediate Merger Effective Time, by and between Intermediate and J. Crew Delaware, the Certificate of Merger evidencing the Intermediate Merger and all other agreements, documents and instruments executed, delivered and/or filed in connection therewith or related thereto.

(d) “Intermediate Merger Effective Time” shall mean the date on which the transactions contemplated by the Intermediate Merger Documents have been consummated and the Intermediate Merger is effective under the laws of the applicable States.

(e) “J. Crew Delaware” shall mean J. Crew Group, Inc., a Delaware corporation, and its successors and assigns, including as the surviving corporation of the Mergers.

(f) “Mergers” shall mean, collectively, the Intermediate Merger and the Parent Merger.

(g) “Merger Documents” shall mean, collectively, the Intermediate Merger Documents and the Parent Merger Documents.

(h) “Parent Merger” shall mean the merger by Parent with and into J. Crew Delaware, with J. Crew Delaware as the surviving corporation, pursuant to the Parent Merger Documents.

(i) “Parent Merger Documents” shall mean, collectively, the Agreement of Merger, dated on or before the Parent Merger Effective Time, by and between Parent and J. Crew Delaware, the Certificate of Merger evidencing the Parent Merger and all other agreements, documents and instruments executed, delivered and/or filed in connection therewith or related thereto.

(j) “Parent Merger Effective Time” shall mean the date on which the transactions contemplated by the Parent Merger Documents have been consummated and the Parent Merger is effective under the laws of the applicable States.

1.2 Amendment to Definitions.

(a) All references to the term “Agreement” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the Loan Agreement as such term is defined herein.

(b) As of the Parent Merger Effective Time, all references to the term “Guarantor” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition, and not in limitation, J. Crew Delaware as such term is defined herein.

(c) As of the Intermediate Merger Effective Time, all references to the term “Intermediate” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby deleted in its entirety.

(d) As of the Parent Merger Effective Time, all references to the term “Parent” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean J. Crew Delaware as such term is defined herein on and after the Mergers.

(e) As of the date hereof, all references to the term “Financing Agreements” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Amendment No. 1, and all other agreements documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of Agent, any Lender or any other person in connection with the Obligations.

1.3 Interpretation. For purposes of this Amendment No. 1, all terms used herein, including those terms used or defined in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement.

Section 2. Consents. Subject to the terms and conditions contained herein, Agent and Lenders hereby consent to the following:

2.1 the formation by Parent of J. Crew Delaware; and

2.2 the Mergers.

Section 3. Additional Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers and Guarantors to Agent and Lenders pursuant to the other Financing Agreements, each of Borrowers and Guarantors, jointly and severally, hereby represents, warrants and covenants with and to Agent and Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

3.1 Due Execution; Non-Contravention. As of the date hereof, this Amendment No. 1 has been duly executed and delivered by all necessary action on the part of Borrowers and Guarantors and, if necessary, their respective stockholders, and is in full force and effect as of the date hereof and the agreements and obligations of Borrowers and Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against Borrowers and Guarantors in accordance with their respective terms.

3.2 Mergers. As of the Parent Merger Effective Time as to the Parent Merger and as of the Intermediate Merger Effective Time as to the Intermediate Merger:

(a) The execution, delivery and performance of the Merger Documents and all other agreements in connection with the Mergers (i) are all within each Borrower’s and Guarantor’s corporate or limited liability company powers, (ii) have been duly authorized and (iii) to Borrowers’ and Guarantors’ knowledge, are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate of incorporation, certificate of formation, by-laws, membership agreement or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound.

(b) Each of such Mergers is valid and effective in accordance with the terms of the applicable Merger Documents, and the corporation statutes of the States of New York and Delaware and J. Crew Delaware is the surviving corporation pursuant to the Mergers

(c) All actions and proceedings required by the Merger Documents, applicable law and regulation with respect to the Mergers have been taken and the transactions required thereunder had been duly and validly taken and consummated.

(d) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Merger Documents and no governmental action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Merger Documents.

(e) Borrowers have delivered, or caused to be delivered, to Agent, true, correct and complete copies of the Merger Documents.

Section 4. As of the Parent Merger Effective Time as to Parent, and as of the Intermediate Merger Effective Time as to Intermediate:

4.1 Continuing Liability. J. Crew Delaware, as the surviving corporation pursuant to the Mergers, shall continue to be directly and primarily liable in all respects for the Obligations of each of Parent and Intermediate arising prior to the Parent Merger Effective Time as to Parent and prior to the Intermediate Merger Effective Time as to Intermediate.

4.2 Continuation of Security Interests. Agent shall continue to have valid and perfected security interests, liens and rights in and to all of the Collateral owned and acquired by J. Crew Delaware from Parent and Intermediate, as the surviving corporation of the Mergers, and all such Collateral, together with all assets and properties owned by J. Crew Delaware after the Mergers of the types and categories constituting Collateral shall be deemed included in the Collateral and such security interests, liens and rights and their perfection and priorities have continued and shall continue in all respects in full force and effect. The security interests and liens of Agent in the Collateral so owned and acquired by J. Crew Delaware shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interest on the Collateral to Agent by Parent and Intermediate under the Loan Agreement and the other Financing Agreements.

4.3 No Adverse Effect on Rights of Agent or Lenders. Without limiting the generality of the foregoing, (a) none of the transactions contemplated by the Merger Documents shall in any way limit, impair or adversely affect the Obligations or any security interests or liens in any assets or properties securing the same, and (b) the security interests, liens and rights of Agent in and to the assets and properties of J. Crew Delaware, as the surviving corporation of the Mergers, have continued and upon and after the consummation of the Mergers shall continue to secure all Obligations of J. Crew Delaware and the predecessor owners of such assets and properties, as the case may be, in addition to all other existing and future Obligations of J. Crew Delaware.

Section 5. Conditions.

5.1 General. Subject to Section 5.2 hereof, the effectiveness of each of the consents and amendments set forth in this Amendment No. 1 shall be subject to the satisfaction of each of the following conditions:

(a) Agent shall have received an original of this Amendment No. 1, duly authorized, executed and delivered by Borrowers and Guarantors;

(b) Agent shall have received all consents of Lenders required for the consents and amendments provided for herein;

(c) Agent shall have received evidence, in form and substance satisfactory to Agent, that Borrowers and Guarantors have obtained all necessary consents and approvals to the execution, delivery and performance of this Amendment No. 1, which are and shall remain in full force and effect;

(d) Agent shall have received (i) a copy of the certificate of incorporation of J. Crew Delaware, and all amendments thereto, certified by the Delaware Secretary of State as of the most recent practicable date certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, except as described therein, (ii) a copy of the By-Laws of J. Crew Delaware, (iii) a certificate from the Secretary or Assistant Secretary of J. Crew Delaware dated on or about the date hereof certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, except as described therein, and (iv) certificates of authorization to do business for J. Crew Delaware from the Secretary of State of each of the jurisdictions in which it is conducting business or otherwise required to obtain such authorization under applicable law;

(e) after giving effect to each of the consents and amendments set forth herein, no Default or Event of Default shall exist or have occurred; and

(f) each of the conditions set forth in this Section 5.1 hereof shall have been satisfied on or before October 12, 2005.

5.2 Mergers. The effectiveness of the consents set forth in Section 2.2 shall be subject to the satisfaction of each of the following conditions:

(a) each of the conditions set forth in Section 5.1 hereof shall be satisfied;

(b) Agent shall have received, in form and substance satisfactory to Agent, evidence that the Merger Documents have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Merger Documents have been consummated including evidence that the certificates of merger with respect to each of the Mergers have been filed with the Secretary of State of the State of Delaware and the Secretary of State of State of New York and each of the Mergers is valid and effective in accordance with the terms and provisions of the Merger Documents and the applicable corporation statutes of the State of Delaware and the State of New York;

(c) Agent shall have received the Merger Documents, which shall be in form and substance satisfactory to Agent;

(d) Agent shall have received evidence, in form and substance satisfactory to Agent, that Borrowers and Guarantors have obtained all necessary consents and approvals to the execution, delivery and performance of the Merger Documents, which are and shall remain in full force and effect;

(e) Agent shall have received, in form and substance satisfactory to Agent, evidence that all requisite corporate or limited liability company action and proceedings in connection with this Amendment No. 1 have been taken and approved, and Agent shall have received all information and copies of all documents, including records of requisite corporate or limited liability company action and proceedings which Agent may have reasonably requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers;

(f) Agent shall have received, in form and substance satisfactory to Agent, originals of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of Operating owned by J. Crew Delaware, together with stock powers duly executed in blank with respect thereto;

(g) Agent shall have received, in form and substance satisfactory to Agent, an original joinder agreement providing for, among other things, the assumption by J. Crew Delaware of the Obligations of Parent and Intermediate and the ratification, restatement and confirmation by J. Crew Delaware of the Financing Agreements to which Parent and Intermediate are parties or by which Parent or Intermediate or their respective properties are bound, duly authorized, executed and delivered by J. Crew Delaware and Borrower Agent; and

(h) each of the conditions set forth in this Section 5.2 hereof shall have been satisfied on or before October 14, 2005.

Section 6. Miscellaneous.

6.1 Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of effective date hereof. The Loan Agreement and this Amendment No. 1 shall be read and construed as one agreement. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment No. 1 shall control.

6.2 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary, in the reasonable discretion of Agent, to effectuate the provisions and purposes of this Amendment No. 1.

6.3 Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York without regard to principals of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

6.4 Binding Effect. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

6.5 Counterparts. This Amendment No. 1 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 1, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto. This Amendment No. 1 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic means shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 1. Any party delivering an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic means also shall deliver an original executed counterpart of this Amendment No. 1, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 1 as to such party or any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the date and year first above written.

J. CREW OPERATING CORP.

By:	/s/ James S. Scully
James S. Scully, EVP & CFO

J. CREW INC.

By:	/s/ James S. Scully
James S. Scully, EVP & CFO

GRACE HOLMES, INC. d/b/a J. CREW RETAIL

By:	/s/ James S. Scully
James S. Scully, EVP & CFO

H.F.D. NO. 55, INC. d/b/a J. CREW FACTORY

By:	/s/ James S. Scully
James S. Scully, EVP & CFO

J. CREW GROUP, INC. (a New York corporation)

By:	/s/ James S. Scully
James S. Scully, EVP & CFO

J. CREW INTERNATIONAL, INC.

By:	/s/ Nicholas Lamberti
Nicholas Lamberti, VP

J. CREW INTERMEDIATE LLC

By:	/s/ James S. Scully
James S. Scully, EVP & CFO

1

WACHOVIA BANK, NATIONAL ASSOCIATION, successor by merger to Congress Financial Corporation, as Agent and as Lender

By:	/s/ Jason Searle
Jason Searle, Associate

[Signature Page to Amendment No. 1 to Amended and Restated Loan and Security Agreement]

2

BANK OF AMERICA N.A.

By:	/s/ Christine Hutchinson
Christine Hutchinson, Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Loan and Security Agreement]

3

SIEMEN’S FINANCIAL SERVICES, INC.

By:	/s/ Frank Amodio
Frank Amodio, Vice President - Credit

[Signature Page to Amendment No. 1 to Amended and Restated Loan and Security Agreement]

4

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Kim Nguyen
Kim Nguyen, Assistant Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Loan and Security Agreement]

5